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                                                                   EXHIBIT 10.24


                    CONFIDENTIALITY AND NONCOMPETE AGREEMENT

                  THIS AGREEMENT is made as of ________ __, 2004, between Commercial Vehicle Group, Inc., a Delaware corporation (the "Company"), and ____________________ ("Executive").

                  WHEREAS, in connection with the Company's grant of stock options to Executive, the Company and Executive desire to enter into an agreement (i) defining the relative rights of the Company and Executive with respect to Intellectual Property (as defined below) owned by the Company or its customers or clients to which Executive may have access or may contribute as a result of Executive's employment with the Company and (ii) setting forth the obligation of Executive to refrain from competing with the Company during his employment with the Company and for a period of time thereafter as provided herein.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree as follows:

                  1. Stock Options. Executive hereby acknowledges that the covenants and agreements contained herein are given and entered into by Executive in consideration of the Company's grant of stock options to Executive for the option to purchase up to ________ shares of the Company's common stock at a price of $________ per share, pursuant to the Company's resolution of its board of directors, dated as of May 20, 2004.

                  2. Nondisclosure and Nonuse of Confidential Information.

                  (a) Executive shall not disclose or use at any time, either during his employment with the Company or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Company. Executive shall take all reasonably appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

                  (b) As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation,
(viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiii) all information comprising the Transferred Property, (xiv) all technology and trade secrets, and
(xv) all similar and related information in whatever form. Confidential Information shall not include any information that has been published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been



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published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

                  3. The Company's Ownership of Intellectual Property.

                  (a) In the event that Executive, as part of his activities on behalf of the Company generates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Company's business as now or hereinafter conducted (collectively, "Intellectual Property"), Executive acknowledges that such Intellectual Property is the exclusive property of the Company and hereby assigns all right, title and interest in and to such Intellectual Property to the Company. Any copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company shall own all of the rights comprised in the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company to protect the Company's interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of Executive's employment with the Company).

                  4. Delivery of Materials Upon Termination of Employment. As requested by the Company from time to time and upon the termination of Executive's employment with the Company for any reason, Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials or mediums containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

                  5. Noncompetition. Executive acknowledges and agrees with the Company that Executive's services to the Company are unique in nature and that the Company would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Company or engaged in a similar business. Executive accordingly covenants and agrees with the Company that during the period commencing with the date of this Agreement and ending on the second anniversary of the date of the termination of Executive's employment with the Company (the "Noncompetition Period"), Executive shall not, directly or indirectly, either for himself or for any other individual, corporation, partnership, joint venture or other entity, participate in any business (including, without limitation, any division, group or franchise of a larger organization) anywhere in the world which engages or which proposes to engage in the promotion, development, sale, distribution or production of interior systems, vision safety solutions and other cab-related products for the global commercial vehicle market, including, without limitation, the heavy-duty (Class-8) truck market, the construction market and



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other specialized transportation markets, or any other business hereafter conducted by the Company but prior to Executive's termination. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise).

                  6. Nonsolicitation. During the Noncompetition Period, Executive shall not (i) induce or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company (including, without limitation, making any negative statements or communications concerning the Company).

                  7. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                  To the Company:

                  Commercial Vehicle Group, Inc.
                  6530 West Campus Way
                  New Albany, OH 43054
                  Attn:
                        ------------------------
                  Telecopy: (614) 985-1842

                  With copies to:

                  Hidden Creek Industries
                  4508 IDS Center
                  Minneapolis, MN 55402
                  Attn: Daniel F. Moorse
                  Telecopy: (612) 332-2012

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Attn: John A. Schoenfeld
                  Telecopy: (312) 861-2200



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                  To Executive:


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or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

                  8. General Provisions.

                  (a) Company Subsidiaries. For purposes of Sections 2, 3, 4, 5, 6 and 8(b) and (c) of this Agreement, the term "Company" shall include all subsidiaries of the Company.

                  (b) Not an Employment Agreement. Executive and the Company acknowledge and agree that this Agreement is not intended and should not be construed to grant Executive any right to continued employment with the Company or to otherwise define the terms of Executive's employment with the Company.

                  (c) Absence of Conflicting Agreements. Executive hereby warrants and covenants that (i) his employment by the Company and his execution, delivery and performance of this Agreement do not and shall not result in a breach of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which Executive is subject, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms.

                  (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. The parties agree that a court of competent jurisdiction making a determination of the invalidity or unenforceability of any term or provision of Section 5 of this Agreement shall have the power to reduce the scope, duration or area of any such term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision in Section 5 with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

                  (e) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings,



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agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  (f) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

                  (g) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and Executive and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement may not be assigned or delegated without the prior written consent of the Company.

                  (h) Choice of Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

                  (i) Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. he parties hereto agree and acknowledge that Executive's breach of any term or provision of this Agreement shall materially and irreparably harm the Company, that money damages shall accordingly not be an adequate remedy for any breach of the provisions of this Agreement by Executive and that the Company in its sole discretion and in addition to any other remedies it may have at law or in equity shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Agreement (without posting any bond or deposit).

                  (j) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Executive.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first written above.

                                             COMMERCIAL VEHICLE GROUP, INC.

                                             By
                                               ---------------------------------
                                             Its
                                                --------------------------------


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                                                        [EXECUTIVE]